UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 3, 2012

MVP REIT, INC.
 (Exact name of registrant as specified in its charter)

Maryland	333-180741	45-4963335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 WEST SUNSET ROAD, SUITE 240
LAS VEGAS, NEVADA 89148
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 534-5577

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

FOR IMMEDIATE RELEASE

Contact:
Jill Swartz
Spotlight Communications
(949) 427-5172 ext. 701
Jill@spotlightmarcom.com

John Alderfer
President, MVP REIT, Inc.
(702) 534-5577
jalderfer@mvpreit.com

MVP REIT, Inc. Confirms Plans for Initial

Monthly Cash Distributions

LAS VEGAS, Nev. (October 3, 2012) — MVP REIT, Inc. today confirmed that its board of directors has approved a plan for payment of initial monthly cash distributions of $0.045 per share, subject to breaking escrow after receiving minimum gross proceeds from stock sales of $3 million. The initial distributions are expected to be paid from offering proceeds rather than funds from operations and therefore may represent a return of capital.

“MVP REIT’s long term strategy is to fund the payment of monthly distributions entirely from its funds from operations,” said Mike Shustek, chairman of the board and chief executive officer of MVP REIT, as well as principal of MVP REIT’s advisor, MVP Realty Advisor, LLC.

The initial distribution rate will be reviewed in January 2013, or sooner if circumstances warrant. The initial monthly distribution amount represents an annualized distribution rate of $0.54 per common share or 6% based on a purchase price of $9.00 per common share.  However, no assurance can be given that distributions will continue to be paid at this rate.  The board of directors may at any time change the distribution rate or suspend payment of distributions if it determines that such action is in the best interest of MVP REIT and its shareholders. Approved monthly distributions are expected to be paid by the 10th of each month to shareholders of record at the end of the preceding month.

About MVP REIT, Inc.

MVP REIT intends to operate as a non-traded hybrid real estate investment trust. It is currently conducting a public offering of up to 55,555,556 shares of its common stock at $9.00 per share and up to an additional 5,555,556 shares of its common stock for issuance under its distribution reinvestment plan at $9.00 per share.

MVP REIT intends to use the proceeds from the offering to invest in a diversified portfolio of income producing commercial real estate properties and loans secured by income producing commercial real estate as well as to pay expenses and fees associated with the offering. MVP REIT intends to primarily focus its activities on assets located in the Western and Southwestern United States.

An investment in MVP REIT involves significant risk and may not be suitable for all investors.  MVP REIT has no assets. Distributions are not guaranteed and shares of MVP REIT will have limited liquidity. See the discussion of “Risk Factors” in the prospectus, which is available without charge upon written request addressed to MVP REIT, Inc., c/o Ashton Garnett Securities, LLC, 8880 W. Sunset Road, Suite 232, Las Vegas, NV 89148. The prospectus is also available on the MVP REIT website at www.mvpreit.com. Phone inquiries may be directed to 702-534-5580 or 1-888-263-6321. Neither the SEC nor any state securities commission has approved or disapproved of MVP REIT or passed upon the adequacy or accuracy of its prospectus.

Forward-looking statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations.  These forward-looking statements are identified by their use of terms and phrases such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “project”, “should”, “will”, and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to:  volatility in the debt or equity markets affecting our ability to acquire or sell real estate assets; national and local economic and business conditions, including the likelihood of a prolonged U.S. recession; the ability to maintain sufficient liquidity and our access to capital markets; our ability to identify, successfully compete for and complete acquisitions and loans; and the performance of real estate assets and loans after they are acquired. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The Company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Company’s expectations.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   October 3, 2012

MVP REIT, INC.

By: __/S/ John W. Alderfer____
        John Alderfer
        President, Chief Financial Officer and Director